UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2002

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19756	94-3023969
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

34801 Campus Drive
Fremont, California    94555
(Address of principal executive offices including zip code)

(510) 574-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters

On March 20, 2002, Protein Design Labs, Inc. (the "Company") issued a press release announcing the results of a Phase II clinical trial of Zenapax in the treatment of psoriasis.

The foregoing matter is discussed in greater detail in the Company's press release, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1    Press Release dated March 20, 2002.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2002

PROTEIN DESIGN LABS, INC.

By:	/s/ Sergio Garcia-Rodriguez

Sergio Garcia-Rodriguez
Vice President, Legal and General Counsel

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated March 20, 2002.